Exhibit 3.1

CERTIFICATE OF OWNERSHIP AND MERGER

OF

SEVCON, INC.

INTO

TECH/OPS SEVCON, INC.
(The Surviving Corporation)

UNDER THE NAME:

SEVCON, INC.

(PURSUANT TO SECTION 253 OF THE GENERAL
CORPORATION LAW OF DELAWARE)

The undersigned officer of Tech/Ops Sevcon, Inc. (the “Company”), a corporation incorporated on the 23rd day of November, 1987, pursuant to the provisions of the General Corporation Law of the State of Delaware does hereby certify as follows:

1.           The Company owns all the capital stock of Sevcon, Inc. (“Sevcon”), a corporation organized and existing under the laws of the State of Delaware.

2.           The Directors of the Company, at a meeting of the Board of Directors on May 2, 2011 duly adopted the following resolutions:

VOTED:
That it is advisable and in the best interests of the Company to change its corporate name from “Tech/Ops Sevcon, Inc.” to “Sevcon, Inc.” and that the President, the Chief Financial Officer, and the Secretary or any Assistant Secretary of the Company (the “Authorized Officers”) are, each acting singly, hereby authorized to (1) form a wholly-owned subsidiary of the Company to be named Sevcon, Inc. under the Delaware General Corporation Law (“DGCL”) and (2) merge Sevcon, Inc. with and into the Company by executing and filing with the Delaware Secretary of State, in the name and on behalf of the Company, a Certificate of Ownership and Merger under Section 253 of the DGCL pursuant to which:

(a)	Sevcon, Inc. will merge with and into the Company, with the Company as the surviving corporation and with the effects set forth in Section 259 of the DGCL and

(b)	the Company’s Certificate of Incorporation, as amended to date, shall be further amended by deleting Article FIRST thereof in its entirety and substituting therefor the following:

“FIRST: The name of the Corporation is Sevcon, Inc.”

3.	Approval of the Company’s shareholders is not required for this transaction.

4.	The effective date and time of this Certificate of Ownership and Merger is June 7, 2011 at 10:00 am.

IN WITNESS WHEREOF, Tech/Ops Sevcon, Inc. has caused this Certificate of Ownership and Merger to be signed and executed by its duly authorized officer, this 6th day of June, 2011.

TECH/OPS SEVCON, INC., a Delaware corporation

By:	/s/ Matthew Boyle
Matthew Boyle, President and CEO